UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2007

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 1, 2007, Sterling Bancshares, Inc. (the “Company”) adopted amendments to the Company’s deferred compensation plan as reflected in the Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated) (the “Plan”). The Plan provides certain benefits and compensation to designated employees, including certain of the Company’s executive officers, and its directors. The changes in the Plan were made to allow the Company’s directors to participate in the Plan, to provide investment alternatives to Plan participants and to maintain compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

The Plan is intended to be an unfunded, unsecured plan maintained primarily for the purpose of providing additional income deferral and investment opportunities to a select group of management and other highly compensated employees. The amount of compensation to be credited to the account of or deferred by each participant is determined in accordance with the terms of the Plan and will be based on elections by the participant. Employee participants may elect to defer up to 90% of base salary and up to 90% of incentive compensation. Director participants may elect to defer up to 100% of their director fees. The Plan provides that the Company will make matching contributions for amounts that would have been made on behalf of an employee participant to the Company’s tax-qualified 401(k) plan, but were otherwise limited by the 401(k) plan or the Internal Revenue Code. In addition, the Plan provides that the Company may make a discretionary contribution on behalf of an employee participant. A participant is 100% vested in all deferrals made by a participant. Unless otherwise provided in connection with any specific contribution made by the Company on behalf of an employee participant, the employee participant will be vested in each contribution to the same extent as such participant is vested in his non-elective contribution account under the Company’s 401(k) plan. In addition, the contributions made by the Company on behalf of an employee participant will become fully vested upon a change of control.

Amounts in a participant’s account under the Plan will be indexed to one or more hypothetical or “deemed” investments individually chosen by the participant from the hypothetical investment funds available under the Plan, including a fund comprised of the Company’s common stock. However, such investment alternatives are merely measurement funds and amounts deferred under the Plan are not required to actually be invested in the investment alternatives, although the Company may choose to do so. Accordingly, the participants may not have an actual investment in these investment alternatives which are used only for the purposes of crediting or debiting the accounts of each participant with deemed acquisitions, dispositions, earnings or losses as if the amounts in a participant’s account were actually invested in accordance with the participant’s investment elections. Participants may periodically reallocate their account balances among available investment funds in accordance with the Plan.

The Company’s obligations under the Plan are unsecured and unsubordinated general obligations of the Company and rank pari passu with its other unsecured and unsubordinated indebtedness. A participant’s or beneficiary’s rights to the benefits cannot be sold, transferred, assigned, pledged or otherwise alienated or encumbered except that a participant may make a written designation of a beneficiary to receive such deferred amounts upon his or her death pursuant to the terms of the Plan.

In order to assist the Company in satisfying its future obligations to participants under the Plan, the Company has entered into a non-qualified trust agreement with Charles Schwab Trust Company and may periodically make contributions to the trust. Although the assets of the trust are intended to be used to pay the Company’s obligations under the Plan, the assets remain subject to the claims of the Company’s general creditors in the event of its insolvency. Consequently, participants do not have any ownership interest in the assets of the trust and do not have any voting rights with respect to the securities associated with the measuring investment funds to which their accounts are attributed.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.6	Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated) (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed August 29, 2007, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: September 6, 2007	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.6	Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated) (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed August 29, 2007, and incorporated herein by reference).